UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

May 25, 2017
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the 2017 Annual Meeting:

		Votes For	Votes Against/Withheld	Broker Non-Votes
1.	Election of Directors

	Jason M. Andringa	28,597,327.933	205,855.600	5,067,072.000
	David L. Chicoine	28,641,263.345	161,920.188	5,067,072.000
	Thomas S. Everist	28,124,722.736	678,460.797	5,067,072.000
	Mark E. Griffin	28,298,598.900	504,584.633	5,067,072.000
	Kevin T. Kirby	28,430,549.979	372,633.554	5,067,072.000
	Marc E. LeBaron	27,879,803.979	923,379.554	5,067,072.000
	Daniel A. Rykhus	28,483,722.719	319,460.814	5,067,072.000
	Heather A. Wilson	Resigned	Resigned	Resigned

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
2.	To approve, in a non-binding advisory vote, the compensation of our executive officers disclosed in the Proxy Statement.	28,172,655.559	507,801.833	122,726.141	5,067,072.000

		One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3.	To approve, in a non-binding advisory vote, on the preferred frequency of non-binding advisory votes to approve our executive officer compensation.	22,714,714.609	116,139.936	5,866,243.888	106,085.100	5,067,072.000

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
4.	Vote to renew the material terms of the performance-based goals under the Company's 2010 Stock Incentive Plan, as amended, to allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m).	28,168,031.214	497,154.178	137,998.141	5,067,072.000

		Votes For	Votes Against/Withheld	Abstentions
5.	Ratification of the appointment of Deloitte & Touche, LLP as the Independent Registered Public Accounting Firm.	33,279,283.677	135,597.260	455,374.596

Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the non-binding advisory vote on executive compensation and the frequency of non-binding advisory votes to approve executive compensation for a frequency of every year has been approved, the vote to renew the Performance-based goals under the Company's 2010 Stock Incentive Plan were approved, and Deloitte & Touche, LLP has been ratified as the company’s accounting firm.

Each proposal was approved by the Company’s stockholders by the required vote.

Item 9.01. Financial Statements and Exhibits

Exhibit        Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Steven E. Brazones
Vice President & Chief Financial Officer, Secretary

Date: May 30, 2017